                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): August 11, 2009

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 11, 2009, CSP Inc. (the "Company") issued a press release announcing its financial results for the third quarter fiscal year 2009 which ended June 30, 2009. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated August 11, 2009.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 5, 2009, our management recommended to the Audit Committee of our Board of Directors, and the Audit Committee approved the recommendation, that our unaudited financial statements for the interim fiscal quarters ended December 31, 2008 and March 31, 2009 be restated because of an error in our cost of goods arising from a disagreement with one of MODCOMP's largest hardware manufactures regarding discounts taken in connection with certain purchases from that hardware manufacture's distributors. Resolution of this matter will affect the consolidated statement of operations by increasing the cost of sales, which will be partially offset by recovered sales commissions and beneficial tax effects.

Pending finalization of the restatements of the consolidated financial statements flows for the first and second quarters of fiscal year 2009, the previously issued consolidated financial statements for these fiscal periods should not be relied upon.

The Company plans to file the applicable restated financial statements as soon as practicable.

The Company's Audit Committee has discussed the matters disclosed in this Form 8-K and reviewed the matters with our independent registered public accounting firm, McGladrey & Pullen, LLP, for fiscal periods in 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 11, 2009 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES THIRD-QUARTER FISCAL 2009 FINANCIAL RESULTS

BILLERICA, MA, August 11, 2009 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the third quarter of fiscal 2009 ended June 30, 2009.

For the third quarter of fiscal 2009, CSP Inc. reported total sales of $18.7 million compared with $19.2 million in the third quarter of fiscal 2008. The net loss for the third quarter of fiscal 2009 was $752,000, or $0.21 per share, compared with a net loss of $8,000, or $0.00 per share, in the third quarter of fiscal 2008.

For the first nine months of fiscal 2009, CSP Inc. reported total sales of $65.2 million compared with $58.7 million in the first nine months of fiscal 2008. The net loss for the fiscal 2009 nine-month period was $182,000, or $0.05 per share, compared with a net loss of $78,000, or $0.02 per share, for the first nine months of fiscal 2008.

The Company's cash and short-term investments were $17.4 million as of June 30, 2009 compared with $18.5 million at fiscal year 2008 ended September 30, 2008. The decrease in cash compared with the end of the fiscal year was primarily the result of the repurchase of shares of the Company's stock, as well as the negative effect of foreign exchange and capital expenditures.

CSP Inc. also announced that one of MODCOMP's largest hardware manufactures had disagreed with certain discounts taken by the Company in connection with purchases from that hardware manufacturer's distributor. Resolution of this matter will increase cost of goods sold in prior periods, with the result that the Company will be restating financial statements for its first and second quarters of fiscal year 2009. The approximate effect on net income in the first quarter will be reduction of $22 thousand or EPS of $.01 per fully diluted share. For the second fiscal quarter, net income will be reduced by $ 67 thousand or EPS of $0.02 per fully diluted share. For the six-month period, net income will be reduced by $89 thousand or EPS of $ .02 per fully diluted share.

The eventual resolution of this matter with the hardware manufacturer could result in greater or lesser adjustments than shown above. The Company's three- and nine-month results as reported in this news release reflect all accounting estimates associated with this matter to date.

Management Comments on Financial Results

"CSP's third-quarter fiscal 2009 revenues were lower year-over-year due to the effects of the global recession on demand and pricing at our Service and Systems Integration segment," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti.

"We reported year-over-year growth at our Systems business resulting from follow-on orders for our high-performance digital signal processing systems," added Lupinetti. "For example, we recently announced an agreement to supply Lockheed Martin's Surface and Sea-based Missile Defense Systems business with FastCluster systems valued at $1.6 million. Looking ahead, we expect to record additional follow-on Systems orders in the fourth quarter and to report year-over-year growth at our Systems business for full-year fiscal 2009. In addition to follow-on orders, we expect to record high-margin royalty payments in 2010 from Lockheed Martin related to the E2D Advanced Hawkeye intelligence, surveillance and reconnaissance aircraft. We also will continue to compete for new programs, although visibility in this business remains limited."

"The soft IT spending environment has affected each of our Service and Systems Integration businesses," added Lupinetti. "In Germany, we are experiencing pricing pressure and lower professional services utilization rates as customers focus on conserving cash. In addition, we do not expect to record large installation deals in fiscal 2009."

"In the United States, our Systems and Solutions Business (SSD), which provides IT infrastructure solutions, is experiencing significant pricing pressure," said Lupinetti. "SSD has been a strong growth driver for CSP and we believe it is well positioned when IT spending begins to rebound. During the quarter, we achieved a Cisco power designation and became a member of Cisco Worldwide's Managed Services Channel Program (MSCP). This certification enables MODCOMP to work directly with Cisco and our customers on a global basis, rather than engaging with different Cisco authorizations, enabling us to scale our Managed Services business in a repeatable and predictable manner worldwide."

"For the remainder of fiscal 2009 and into 2010, we plan to manage the company assuming relatively weak demand," Lupinetti said. "As a result, we are focused on reducing costs to bring expenses in line with near-term sales volume and expect to report a charge in the fourth fiscal quarter relating to severance of approximately $200,000."

"Going forward, we are focusing our attention on growing our higher margin offerings, including IT professional services, where we are maintaining a staff of highly skilled engineers with an expertise in security, unified communications and information lifecycle management," said Lupinetti. "We continue to maintain a strong reputation with our customers, who see significant value in the services that we provide. As we streamline our operations, we are taking every opportunity to position the business for growth and maximum profitability when our markets rebound."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 407-5790 or (201) 689-8328. Interested parties unable to participate in the live call may access an archived version of the webcast on CSP's website.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the effect of the economy on the Service and Systems Integration business, expectations relating to recording large installation deals in fiscal 2009, the benefits of the Cisco MSCP, the demand environment for 2009 and into 2010, and CSP's cost reduction efforts and expected charges in the fourth quarter of fiscal 2009. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	September 30,
	2009	2008
Assets
Current assets:
Cash and short-term investments	$17,389	$18,494
Accounts receivable, net	8,889	11,470
Inventories	6,699	8,125
Other current assets	2,789	3,259
Total current assets	35,766	41,348
Property, equipment and improvements, net	880	1,003
Other assets	7,735	7,668
Total assets	$44,381	$50,019

Liabilities and Shareholders' Equity
Current liabilities	13,237	17,775

Pension and retirement plans	7,221	7,382
Deferred income taxes	628	553
Non-current liabilities	361	361

Shareholders' equity	22,934	23,948
Total liabilities and shareholders' equity	$44,381	$50,019

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /------Six months ended------/
	Jun. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2009	2008	2009	2008
Sales:
Product	$15,346	$14,730	$52,470	$46,254
Service	3,325	4,425	12,767	12,455
Total sales	18,671	19,155	65,237	58,709

Cost of Sales:
Product	13,022	12,339	44,802	38,246
Service	2,813	3,385	8,882	9,520
Total cost of sales	15,835	15,724	53,684	47,766

Gross profit	2,836	3,431	11,553	10,943

Operating expenses:
Engineering and development	524	471	1,542	1,650
Selling, general & administrative	3,335	3,113	10,267	9,875
Total operating expenses	3,859	3,584	11,809	11,525

Operating loss	(1,023)	(153)	(256)	(582)

Other income (expense), net	(23)	123	87	464

Loss before income taxes	(1,046)	(30)	(169)	(118)
Benefit for income taxes	(294)	(22)	13	(40)

Net loss	($752)	($8)	($182)	($78)

Net loss per share - basic	($0.21)	($0.00)	($0.05)	($0.02)
Weighted average shares outstanding - basic	3,531	3,778	3,628	3,790

Income loss per share - diluted	($0.21)	($0.00)	($0.05)	($0.02)
Weighted average shares outstanding - diluted	3,531	3,778	3,628	3,790